Aames 2000-2

Mortgage Pass-Through Certificates

Prepayment Report for February 26, 2001 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENTS	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

Current
Number of Paid in Full Loans	1	15	20	36
Number of Repurchased Loans	-	-	-	-
Total Number of Loans Prepaid in Full	1	15	20	36

Paid in Full Balance	500,000.00	1,379,399.51	1,745,946.48	3,625,345.99
Repurchased Loans Balance	-	-	-	-
Curtailments Amount	-	-	-	-
Total Prepayment Amount	500,000.00	1,379,399.51	1,745,946.48	3,625,345.99

Cumulative
Number of Paid in Full Loans	3	23	29	55
Number of Repurchased Loans	-	-	-	-
Total Number of Loans Prepaid in Full	3	23	29	55

Paid in Full Balance	996,192.82	2,331,745.78	2,593,867.46	5,921,806.06
Repurchased Loans Balance	-	-	-	-
Curtailments Amount	-	-	-	-
Total Prepayment Amount	996,192.82	2,331,745.78	2,593,867.46	5,921,806.06

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 18 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Prepayment Report for February 26, 2001 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENT RATES	ADJUSTABLE 2	ADJUSTABLE 1	FIXED	TOTAL

SMM	0.83%	0.53%	1.19%	0.77%
3 Months Avg SMM
12 Months Avg SMM
Avg SMM Since Cut-off	0.83%	0.44%	0.89%	0.63%

CPR	9.56%	6.13%	13.42%	8.90%
3 Months Avg CPR
12 Months Avg CPR
Avg CPR Since Cut-off	9.49%	5.19%	10.12%	7.31%

PSA	1381.05%	907.00%	2131.83%	1341.16%
3 Months Avg PSA Approximation
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1602.65%	901.99%	1909.93%	1296.89%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 19 of 26	© COPYRIGHT 2001 Deutsche Bank

Aames 2000-2

Mortgage Pass-Through Certificates

Prepayment Report for February 26, 2001 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *...*(1-SMMm)]/\(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)/\12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+...+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 20 of 26	© COPYRIGHT 2001 Deutsche Bank